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                                                                    Exhibit 10-7

                                                          October 31, 2002



Lexington Rubber Group, Inc., formerly
  known as Lexington Components, Inc.
767 Third Avenue
New York, New York  10017

               Re: Amendment to Financing Agreements

Gentlemen:

        Reference is made to certain financing agreements dated January 11, 1990 between Lexington Rubber Group, Inc. ("LRG") and Congress Financial Corporation ("Congress"), including, but not limited to, an Accounts Financing Agreement [Security Agreement], as amended (the "Accounts Agreement"), and all supplements thereto and all other related financing and security agreements (collectively, all of the foregoing, as the same have heretofore or contemporaneously been or may be hereafter, amended, replaced, extended, modified or supplemented, the "Financing Agreements").

        In connection with the financing arrangements pursuant to the Accounts Agreement and the other Financing Agreements, the parties hereto hereby agree to amend the Financing Agreements, as set forth below:

        1. Definitions.

           (a) The definition of "Interest Rate" contained in the letter agreement re: Amendment to Financing Agreements, dated January 31, 1995, between LRG and Congress, as amended by the letter agreement re: Amendment to Financing Agreements, dated March 11, 1997, between LRG and Congress and the letter agreement re: Amendment to Financing Agreements, dated October 1, 1999, between LRG and Congress, is hereby deleted in its entirety and replaced with the following:

                  "Interest Rate" shall mean, from and after November 1,
               2002, as to Prime Rate Loans, a rate of one (1%) percent per annum in excess of the Prime Rate; provided, that, Interest Rate shall mean the rate of two (2%) percent per annum in excess of the Prime Rate as to Prime Rate Loans, at Congress' option, without notice, (a) for the period on and after the effective date of termination or non-renewal hereof, or the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Congress and until


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               such time as all Obligations are indefeasibly paid in full
               (notwithstanding entry of any judgment against LRG) and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to LRG under the Accounts Agreement and supplements thereto, which excess(es) continue to exist or arise after three (3) days' telephonic or written notice to LRG of any such excess(es) (whether or not such excess(es), arise or are made with or without Congress' knowledge or consent and whether made before or after an Event of Default); provided, further, that, the higher Interest Rate under the immediately preceding proviso shall be inapplicable in the case of any excess(es) described in clause (b) thereof if and to the extent that Congress shall, at Congress' option, have agreed not to charge the higher Interest Rate otherwise permitted to be charged under such proviso, as evidenced by a writing expressly so stating and signed by Congress.

               (b) Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Accounts Agreement and the other Financing Agreements.

        2. Term. The first sentence of Section 9.1 of the Accounts Agreement, as heretofore amended, is hereby deleted in its entirety and replaced with the following:

               "This Agreement shall become effective upon acceptance by you and shall continue in full force and effect for a term ending January 3, 2003 (the "Renewal Date"), unless sooner terminated pursuant to the terms hereof."

        3. Eurodollar Rate Loans. Notwithstanding any provision of the Accounts Agreement or any of the other Financing Agreements to the contrary, from and after November 1, 2002:

               (a) LRG shall not request and Congress shall not make any Eurodollar Rate Loans, except that any Eurodollar Rate Loans outstanding as of October 31, 2002 shall continue to be treated as Eurodollar Rate Loans until the end of the Interest Period currently in effect for such Eurodollar Rate Loans;

               (b) the Interest Rate in respect of all Loans made on or after such date shall be the Interest Rate applicable to Prime Rate Loans; and

               (c) LRG shall not request that any Prime Rate Loans be converted to Eurodollar Rate Loans and Congress shall not be obligated to convert any such Prime Rate Loans to Eurodollar Rate Loans.

        4. Financial Covenants - Working Capital. Effective as of August 1, 2002, Section IV(g)(i) of the Covenant Supplement to the Accounts Agreement is hereby deleted in its entirety and the following is substituted therefor: "(i) Intentionally deleted; and".


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        5. Waiver of Event of Default.

           (a) Subject to the terms and conditions set forth herein, Congress hereby waives the Event of Default arising under the Financing Agreements as a result of the failure of LRG to maintain the minimum Working Capital as required under Section IV(g)(i)(b) of the Covenant Supplement to the Accounts Agreement as of August 31, 2002.

           (b) Congress has not waived, is not by this Amendment waiving, and has no intention of waiving any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Event of Default referred to above or otherwise), other than the Event of Default specifically referred to above (subject to the terms and conditions set forth herein). The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of Congress arising under the terms of the Accounts Agreement or any other Financing Agreements on any future occasion or otherwise.

        6. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by LRG to Congress pursuant to the Financing Agreements, LRG hereby represents, warrants and covenants with and to Congress as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

           (a) No Event of Default exists or has occurred and is continuing on the date of this Amendment (after giving effect to the provisions of this Amendment).

           (b) This Amendment has been duly executed and delivered by LRG and is in full force and effect as of the date hereof, and the agreements and obligations of LRG contained herein constitute the legal, valid and binding obligations of LRG enforceable against LRG in accordance with their terms.

        7. Conditions to Effectiveness of Amendment. Anything contained in this Amendment to the contrary notwithstanding, the terms and provisions of this Amendment shall only become effective upon the satisfaction of the following additional conditions precedent:

           (a) Each of Congress and LRG shall have received an executed original or executed original counterparts (as the case may be) of this Amendment, together with an Amendment between LPC and Congress dated of even date herewith with respect to the LPC Financing Agreements and the documents and instruments required thereunder (if any) and the


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satisfaction of all conditions precedent to the effectiveness thereof, which shall be in form and substance satisfactory to Congress;

           (b) All representations and warranties contained herein, in the Accounts Agreement and in the other Financing Agreements shall be true and correct in all material respects; and

           (c) No Event of Default shall have occurred and no event shall have occurred or condition be existing which, with notice or passage of time or both, would constitute an Event of Default (after giving effect to the provisions of this Amendment).

        8. Effect of this Amendment. Except as modified pursuant hereto, the Accounts Agreement and all supplements to the Accounts Agreement and all other Financing Agreements, are hereby specifically ratified, restated and confirmed by the parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment and the Accounts Agreement or any of the other Financing Agreements, the terms of this Amendment control.

        9. Further Assurances. LRG shall execute and deliver such additional documents and take such additional actions as may reasonably be requested by Congress to effectuate the provisions and purposes of this Amendment.

        10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflicts of law.

        11. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment.

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        By the signatures hereto of the duly authorized officers, the parties hereto mutually covenant, warrant and agree as set forth herein.

                                            Very truly yours,

                                            CONGRESS FINANCIAL CORPORATION

                                            By:   /s/ Herbert C. Korn
                                               --------------------------------

                                            Title: Vice President
                                                  -----------------------------

AGREED AND ACCEPTED:

LEXINGTON RUBBER GROUP, INC.

By: /s/ Michael A. Lubin
   --------------------------------

Title: Chairman of the Board
      -----------------------------


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                                     CONSENT

        The undersigned guarantor hereby consents to the foregoing Amendment, agrees to be bound by its terms applicable to it, and ratifies and confirms the terms of its Guarantee and Waiver dated January 11, 1990 as applicable to all present and future indebtedness, liabilities and obligations of LEXINGTON RUBBER GROUP, INC. ("LRG") to CONGRESS FINANCIAL CORPORATION ("Congress"), including, without limitation, all indebtedness, liabilities and obligations under the Financing Agreements as amended hereby.

                                            LEXINGTON PRECISION CORPORATION

                                            By: /s/ Michael A. Lubin
                                               --------------------------------

                                            Title: Chairman of the Board
                                                   ----------------------------


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